United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

AQUA METALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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April 9, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”) of Aqua Metals, Inc., a Delaware corporation (which we refer to as “we,” “us,” “our,” or the “Company”), to be held at 11:00 a.m. EDT, on Tuesday, May 11, 2021.

At the Annual Meeting, you will be asked to consider and vote upon the following proposals to: (1) elect five (5) directors to serve for the ensuing year as members of the Board of Directors of the Company; (2) ratify the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; (3) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the accompanying Proxy Statement; (4) indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers; (5) approve an adjournment to the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals; and (6) transact such other business as may properly come before the Annual Meeting or at any continuation, postponement or adjournment thereof. The accompanying Proxy Statement describe these matters in more detail. We urge you to read this information carefully.

The Board of Directors recommends a vote: FOR each of the five (5) nominees for director named in the Proxy Statement, FOR the ratification of the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, FOR the approval, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the accompanying Proxy Statement, FOR an indication, on an advisory basis, that the stockholder advisory vote on the compensation of the Company’s named executive officers be conducted every one year and FOR an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.

Whether or not you attend the Annual Meeting, and regardless of the number of shares of Aqua Metals, Inc. that you own, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to vote your shares of common stock via the Internet or, if you receive a proxy card by mail, by promptly marking, dating, signing, and returning the proxy card via mail or fax. Voting over the Internet, or by written proxy, will ensure that your shares are represented at the Annual Meeting.

On behalf of the Board of Directors of Aqua Metals, Inc., we thank you for your participation.

Sincerely,

/s/ S. Shariq Yosufzai
Chairman of the Board

AQUA METALS, INC.

2500 Peru Dr.

McCarran, Nevada 89437

(775) 525-1936

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 11, 2021

The 2021 Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”) of Aqua Metals, Inc., a Delaware corporation (which we refer to as “we,” “us,” “our,” or the “Company”), will be at 11:00 a.m. EDT, on Tuesday, May 11, 2021.

This year’s meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at www.virtualshareholdermeeting.com/AQMS2021. Stockholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. In order to attend and vote at the Annual Meeting, please follow the instructions in the section titled “Voting at the Meeting” on page 2. We will consider and act on the following items of business at the Annual Meeting:

1.

To elect five (5) directors to serve as members of the Board of Directors of the Company (which we refer to as our “Board”) until the next annual meeting of stockholders and until their successors are duly elected and qualified. The director nominees named in the Proxy Statement for election to our Board are: S. Shariq Yosufzai, Stephen Cotton, Vincent L. DiVito, Molly Zhang and Edward Smith;

2.	To ratify the appointment of Armanino LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021;

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the accompanying Proxy Statement;

4	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers;

5.	To approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals; and

6.	To transact such other business as may properly come before the Annual Meeting or at any continuation, postponement or adjournment thereof.

The Proxy Statement accompanying this Notice describes each of these items of business in detail. Only stockholders of record at the close of business on April 6, 2021 are entitled to notice of, to attend, and to vote at, the Annual Meeting or any continuation, postponement or adjournment thereof.

To ensure your representation at the Annual Meeting, you are urged to vote your shares of common stock via the Internet or by promptly marking, dating, signing, and returning the proxy card via mail. Voting instructions are printed on your proxy card and included in the accompanying Proxy Statement. Any stockholder attending the Annual Meeting may vote in person even if he or she previously submitted a proxy. If your shares of common stock are held by a bank, broker or other agent, please follow the instructions from your bank, broker or other agent to have your shares voted.

Sincerely,
/s/ S. Shariq Yosufzai
Chairman of the Board

McCarran, Nevada

April 9, 2021

Page

INFORMATION ABOUT THE ANNUAL MEETING	1
General	1
Who Can Vote, Outstanding Shares	1
Voting of Shares	2
Revocation of Proxy	3
Quorum and Votes Required	3
Solicitation of Proxies	4
Stockholder List	4
Forward-Looking Statements	4
PROPOSAL NO. 1 - ELECTION OF DIRECTORS	5
Board Nominees	5
Board Recommendation	5
Information about Director Nominees	6
CORPORATE GOVERNANCE	8
Board Composition	8
Director Resignation Policy	8
Committees of the Board of Directors	9
Audit Committee	9
Compensation Committee	10
Nominating and Corporate Governance Committee	10
Board Leadership Structure and Role in Risk Oversight	11
Process for Stockholders to Send Communications to our Board of Directors	11
Compensation Committee Interlocks and Insider Participation	11
Code of Conduct	12
Limitation of Liability of Directors and Indemnification of Directors and Officers	12
PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	13
Board Recommendation	13
Fees Incurred for Services by Principal Accountant	13
Pre-Approval Policies and Procedures	13
Audit Committee Report	14
PROPOSAL NO. 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION	15
Introduction	15
Board Recommendation	15
PROPOSAL NO. 4 - ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON COMPENSATION	16
Introduction	16
Board Recommendation	16
PROPOSAL NO. 5 - APPROVE AN ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSALS 1, 2 or 3	17
Introduction	17
Board Recommendation	17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	18
EXECUTIVE OFFICERS AND COMPENSATION	19
Executive Officers	19
Summary Compensation Table	19
Narrative Disclosure to Summary Compensation Table	20
Potential Payments upon Termination	22
Outstanding Equity Awards at December 31, 2020	23
Compensation of Directors	24
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	25
Related Party Transactions, Promoters and Directors Independence	25
Stockholder Proposals and Director Nominations for 2021 Annual Meeting	26
Householding of Proxy Materials	26
Other Matters	27
Incorporation by Reference	27

AQUA METALS, INC.

2500 Peru Drive

McCarran, Nevada, 89437

(775) 525-1936

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 11, 2021

INFORMATION ABOUT THE ANNUAL MEETING

General

Your proxy is solicited on behalf of the Board of Directors (which we refer to as our “Board”) of Aqua Metals, Inc., a Delaware corporation (which we refer to as “we,” “us,” “our,” or the “Company”), for use at our 2021 Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”) to be held on May 11, 2021, at 11:00 a.m. EDT, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement. This year’s meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at www.virtualshareholdermeeting.com/AQMS2021. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’

Meeting to Be Held Via the Internet at www.virtualshareholdermeeting.com/AQMS2021 on Tuesday, May 11, 2021 at 11:00 a.m. EDT.

The Annual Report, Notice of Meeting, Proxy Statement and Proxy Card

are available at - https:/materials.proxyvote.com/03837J

We intend to mail this Proxy Statement, the proxy card and the Notice of Annual Meeting on or about April 9, 2021 to all stockholders of record entitled to vote at the Annual Meeting. If you would like a hard copy of the Annual Report, Notice of Meeting, Proxy Statement and Proxy Card for this Annual Meeting, or any future stockholder meetings, mailed or emailed to you, please contact us at the above address or at our web page https://www.aquametals.com/contact-us/ or email us at frank@bristolir.com or telephone us at (905) 326-1888.

Record holders of our common stock as of the close of business on April 6, 2021, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting on all matters to be voted upon. As of the record date, there were 67,766,174 shares of our common stock outstanding, each entitled to one vote.

How to Attend

You are entitled to attend and participate in the Annual Meeting if you were a stockholder as of the close of business on April 6, 2021, the record date, or hold a valid proxy for the meeting. To attend the Annual Meeting, you must access the meeting website at www.virtualshareholdermeeting.com/AQMS2021 and a 16 digit control number is needed to enter the meeting. In order to participate in the virtual meeting, including to vote, ask questions and to view the list of registered stockholders as of the record date during the meeting, you must access the meeting website at www.virtualshareholdermeeting.com/AQMS2021 and have the 16 digit control number found on your proxy card or, if you hold your shares in “street name”, by following the procedures set forth in “Voting at the Meeting”. The meeting webcast will begin promptly at 11:00 a.m. EDT. Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures.

Who Can Vote, Outstanding Shares

Record holders of our common stock as of the close of business on April 6, 2021, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting on all matters to be voted upon. As of the record date, there were 67,766,174 shares of our common stock outstanding, each entitled to one vote.

Voting of Shares

You may vote by attending the Annual Meeting and voting in person or you may vote prior to the Annual Meeting through the Internet or by submitting a proxy. The method of voting differs for shares held as a record holder and shares held in “street name.” If you hold your shares of common stock in street name, which means that your shares are held of record by a broker, bank or other nominee, you will receive the notice from your broker, bank or other nominee that includes instructions on how to vote your shares.

If you are a stockholder of record, you may vote your shares as follows:

●	To vote in person, attend the Annual Meeting and follow the procedures set forth in “Voting at the Meeting”, below.
●

To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the proxy card delivered to you. Your Internet vote must be received by 11:59 p.m., Eastern Time on May 10, 2021 to be counted.

●

To vote using the proxy card delivered to you, simply complete, sign, and date the proxy card and return it promptly in the envelope provided or use a touch-tone telephone to transmit your voting instructions by calling 1-800-690-6903. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Voting at the Meeting

If you are a stockholder of record, you can vote at the virtual Annual Meeting by accessing the meeting website at www.virtualshareholdermeeting.com/AQMS2021 and enter the 16 digit control number found on your proxy card and following the instructions on the website for voting at the Annual Meeting.

If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, in order to vote in person at the virtual Annual Meeting, you must follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request instructions.

Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website. We will also post a recording of the meeting on our investor relations website, which will be available for replay following the meeting for 60 days.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy or vote through the Internet even if you plan to attend the Annual Meeting. If you properly give your proxy or vote through the Internet, one of the individuals named as your proxy will vote your shares as you have directed. Any stockholder attending the Annual Meeting may vote in person even if he or she previously submitted a proxy or voted through the Internet prior to the Annual Meeting.

All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically and in writing) received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a proxy, your shares will be voted as follows:

● FOR each of the five (5) nominees for director named in the Proxy Statement, and

● FOR the ratification of the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and

● FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement, and

● FOR an indication, on an advisory basis, that the stockholder advisory vote on the compensation of the Company’s named executive officers be conducted every year, and

● FOR an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.

With respect to any other matter that properly comes before the Annual Meeting or any continuation, postponement or adjournment thereof, the proxy-holders will vote as recommended by our Board, or if no recommendation is given, in their own discretion.

Revocation of Proxy

If you are a stockholder of record, you may revoke your proxy at any time before your proxy is voted at the Annual Meeting by taking any of the following actions:

●	delivering to our corporate secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;
●	signing and delivering a new proxy card, relating to the same shares and bearing a later date than the original proxy card;
●	submitting another proxy over the Internet (your latest Internet voting instructions are followed); or
●	attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

Written notices of revocation and other communications with respect to the revocation of Company proxies should be addressed to:

Aqua Metals, Inc.

2500 Peru Drive

McCarran, Nevada 89437

Attention: Corporate Secretary

If your shares are held in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. See below regarding how to vote in person if your shares are held in street name.

Quorum and Votes Required

The inspector of elections appointed for the Annual Meeting will tabulate votes cast by proxy or in person at the Annual Meeting. The inspector of elections will also determine whether a quorum is present. In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority in voting power of all of the shares of the stock entitled to vote at the Annual Meeting must be present in person or represented by proxy at the Annual Meeting. Shares that abstain from voting on any proposal, or that are represented by broker non-votes (as discussed below), will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining whether a quorum is present.

A broker non-vote occurs when a broker, bank or other agent holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. Shares represented by proxies that reflect a broker non-vote will be counted for purposes of determining the presence of a quorum. We believe that the election of directors (Proposal 1) and the advisory votes on compensation (Proposals 3 and 4) will be considered non-routine matters and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. We believe that the ratification of the appointment of Armanino LLP as our independent registered public accounting firm (Proposal 2) and the proposal to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1, 2 or 3 (Proposal 5) will be considered to be routine matters on which a broker, bank or other agent has discretionary authority to vote, so we do not expect any broker non-votes in connection with these proposals.

Proposal No. 1: Election of Directors. A plurality of the votes cast by the holders of shares entitled to vote in the election of directors at the Annual Meeting is required for the election of directors. Accordingly, the five (5) director nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes are not treated as votes cast and, therefore, will not have any effect on the outcome of the election of directors.

Proposal No. 2: Ratification of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the votes cast and entitled to vote at the Annual Meeting is required for the ratification of the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Abstentions will not be counted either for or against this proposal. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm and, therefore, broker non-votes are generally not expected to result from the vote on Proposal No. 2. However, in the event of any broker non-votes or abstentions in connection with Proposal No. 2, such broker non-votes and abstentions will be counted as not present and these shares will be deducted from the total shares of which a majority is required.

Proposal No. 3: Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers.  The affirmative vote of the holders of a majority of the votes cast and entitled to vote at the Annual Meeting is required for the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement. Abstentions will not be counted either for or against this proposal. In the event of any broker non-votes or abstentions in connection with Proposal No. 3, such broker non-votes will be counted as not present and these shares will be deducted from the total shares of which a majority is required.

Proposal No. 4: Indication, on an Advisory Basis, of the Preferred Frequency of the Stockholder Advisory Votes on the Compensation of the Company’s Named Executive Officers.  The frequency receiving the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote thereon will be considered the frequency preferred by the stockholders. If you select to “Abstain” from voting on this proposal, it will have no effect on the outcome. Broker non-votes also will have no effect on the outcome.

Proposal No. 5: Approval to Adjourn the Annual Meeting. The affirmative vote of the holders of a majority of the votes cast and entitled to vote at the Annual Meeting is required for the approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1, 2 or 3. In the event of any broker non-votes or abstentions in connection with Proposal No. 5, such broker non-votes and abstentions will be counted as not present and these shares will be deducted from the total shares of which a majority is required.

We will also consider any other business that properly comes before the Annual Meeting, or any adjournment or postponement thereof. As of the record date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named on the enclosed proxy card will vote the shares as recommended by our Board, or if no recommendation is given, in their own discretion.

Solicitation of Proxies

Our Board is soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation of proxies by delivery of this Proxy Statement by mail, we will request that brokers, banks and other nominees that hold shares of our common stock, which are beneficially owned by our stockholders, send proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses. We may use several of our regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by Internet, facsimile or special delivery letter.

Stockholder List

A list of stockholders eligible to vote at the Annual Meeting will be available for inspection, for any purpose germane to the Annual Meeting, at the principal executive office of the Company during regular business hours for a period of no less than ten (10) days prior to the Annual Meeting.

Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our 2020 Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Board Nominees

Our Board currently consists of five (5) members, four (4) of whom are independent under the listing standards for independence of the NASDAQ and under Rule 10A-3 under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”). Based upon the recommendation of the Nominating and Corporate Governance Committee of our Board, our Board determined to nominate each of the Company’s current directors for re-election at the Annual Meeting.

Our Board and the Nominating and Corporate Governance Committee believe the directors nominated collectively have the experience, qualifications, attributes and skills to effectively oversee the management of the Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing the Company, a willingness to devote the necessary time to Board duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Each director elected at the Annual Meeting will serve a one (1) year term until the Company’s next annual meeting and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Unless otherwise instructed, the proxy-holders will vote the proxies received by them for the five (5) nominees named below. If any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. It is not presently expected that any of the nominees named below will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxy-holders intend to vote all proxies received by them in a manner to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy-holders.

Set forth below are the names, ages and positions of our director nominees as of the date of this Proxy Statement:

Name	Age	Position with the Company
S. Shariq Yosufzai (a), (b), (c)	68	Chairman of the Board
Stephen Cotton	54	President and Chief Executive Officer
Vincent L. DiVito (a), (b), (c)	61	Independent Director
Molly Zhang (a) (c)	59	Independent Director
Edward Smith (b) (c)	58	Independent Director

(a) Member of the Audit Committee of our Board.

(b) Member of the Compensation Committee of our Board.

(c) Member of the Nominating and Corporate Governance Committee of our Board.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” EACH OF THE FIVE (5) NOMINEES

FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

Vacancies on our Board, including any vacancy created by an increase in the size of our Board, may be filled by a majority of the directors remaining in office (even though less than a quorum of our Board) or a sole remaining director, or by the stockholders. A director elected by our Board to fill a vacancy will serve until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal or death.

If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by our Board, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by our Board. Each nominee has agreed to serve if elected and our Board has no reason to believe that any nominee will be unable to serve.

Information about Director Nominees

Set forth below is biographical information for each current member of our Board, including each nominee and a summary of the specific qualifications, attributes, skills and experiences which led our Board to conclude that each current member of our Board, including each nominee, should serve on our Board at this time. There are no family relationships among any of the directors or executive officers of the Company.

S. Shariq Yosufzai has served as a member of the Board since May 2, 2018. Mr. Yosufzai was most recently the Vice President, Global Diversity for the Chevron Corporation (“Chevron”)(CVX), a multinational energy corporation, from 2013 to March 2018. He held a number of positions at Chevron and its various affiliates, including Vice President (from 2010 to 2013); President of Chevron Global Marketing, a business unit within Chevron (from 2004 to 2010); Co-President of Chevron Products Company, North America, Chevron’s North America Refining & Marketing operations (from 2003 to 2004); and President of Chevron Texaco Global Lubricants (from 2001 to 2003). Prior to that, he worked at Caltex Corporation, a joint venture between Chevron and Texaco, Inc., as the Corporate Vice President, Caltex Corporation & President, Caltex Lubricants & New Business Development (from 2000 to 2001) and held a number of other senior level management positions at Caltex Corporation from 1998 to 2000. From 1991 to 1998, he worked at Texaco Inc., a subsidiary of Chevron, and served as the President of Texaco Lubricants Company from 1994 to 1998. As part of a joint enterprise between Texaco, Inc. and Saudi Aramco, Mr. Yosufzai was employed at Star Enterprise from 1988 to 1991 where he held a number of positions and prior to that began his career at Texaco, Inc., from 1975 to 1983. His past board memberships include Chairman of the Board of Directors of Caltex Lubricants Lanka Ltd.; Member of the Board of Directors of Caltex Australia Limited; and Member of the Management Committee of Star Enterprise. Mr. Yosufzai served as Chair of the Board of Directors of the American Institute of Chemical Engineering (AIChE) Foundation from November 2017 to 2020, Chair of the Board of Directors of the California Chamber of Commerce and is an Executive Committee Member of the San Francisco Opera’s Board of Directors. He previously served as Chair of the Board of the Association of Former Students of Texas A&M. Mr. Yosufzai also served as Executive Sponsor of Chevron’s University Partnership Program for the University of California, Berkeley, and Texas A&M University, and on the Advisory Board of Texas A&M’s Dwight Look College of Engineering and on the Chancellor’s Century Council of the Texas A&M University System. Named a Distinguished Graduate of the Chemical Engineering Department of Texas A&M University in 1998, in 1999 he became the first person to be honored by the school as both an Outstanding International Alumnus and a Distinguished Alumnus. In 2011, he served as Chair of the Board of the California Chamber of Commerce and was named an Outstanding Alumnus of the Dwight Look College of Engineering at Texas A&M. He attended Executive Education schools at both Columbia University, Graduate School of Business at Arden House and McIntire School of Commerce, University of Virginia and received his B.S. in Chemical Engineering from Texas A&M University.

Mr. Yosufzai has extensive managerial, operational and financial experience. As a result of these and other professional experiences, our Board has concluded that Mr. Yosufzai is qualified to serve as a director.

Stephen Cotton has served as President of the Company since May 2, 2018 and was promoted by the Board of Directors to President and CEO joining the Board as an Executive Director in January, 2019.  Steve also served as Chief Commercial Officer of the Company from January 2015 to June, 2017.  Previously, Steve co-founded Canara, Inc. (formerly Data Power Monitoring and IntelliBatt) in December 2001 and served as its Chief Executive Officer through the sale of the company to a private equity firm in June 2012, after which he served as Founder and Executive Chairman until April 2014. Canara (now part of CPG Data Center Innovators) is a global provider of stationary battery systems with integrated monitoring systems and cloud-based monitoring services to many of the largest data center operators. Prior to Canara, Steve led a team to commercialize Sendmail (the Worlds' most commonly used Internet email open source software) from free open source to a paid for commercial offering for Internet service providers and cloud offerings requiring mass email volume management including DoubleClick's standardization (acquired by Google).  Steve's career began in the early days of voice messaging systems, including  Octel Communications (through its $1.1B exit to Lucent Technologies in 1997 and now part of Avaya).  From International Product Manager, to Product Manager for Multimedia, Steve then became the top market development person on a staff of 100+ for 2 years running while managing the AT&T Wireless account, then developing new wireless and local exchange carrier markets.  His decision to convince AT&T Wireless (and ultimately other operators which followed) to offer voice messaging for free vs. charge, resulted in multi-million dollar sales of Octel equipment to each region. From April 2014 to January 2015 and June 2017 to April 2018, Steve managed his private investments.

Vincent L. DiVito has served as a member of our Board since May 2015. From April 19, 2018 to May 2, 2018, Mr. DiVito served as non-executive Chairman of the Board. Since April 2010, Mr. DiVito has served as the owner and chief executive officer of Vincent L. DiVito, Inc., a financial and management consulting firm. From January 2008 to April 2010, Mr. DiVito served as president of Lonza America, Inc., a global life sciences chemical business headquartered in Allendale, New Jersey, and also served as chief financial officer and treasurer of Lonza America, Inc. from September 2000 to April 2010. Lonza America, Inc. is part of Lonza Group, whose stock is traded on the Swiss Stock Exchange. From 1990 to September 2000, Mr. DiVito was employed by Algroup Wheaton, a global pharmaceutical and cosmetics packaging company, first as its director of business development and later as its vice president and chief financial officer. Mr. DiVito is a certified public accountant, certified management accountant and holds an MBA in Finance. Mr. DiVito is a National Association of Corporate Directors Board Leadership Fellow. He served on the board of directors and chairman of the audit committee of Entertainment Gaming Asia Inc., a Nasdaq listed gaming company, from October 2005 until its acquisition in July 2017, and also served as a member of the board of directors of Riviera Holdings Corporation, formerly an AMEX listed gaming and resort company, from July 2002 until the consummation of a change in control of the corporation in March 2011.

Mr. DiVito has extensive knowledge of accounting and corporate governance issues from his experience serving on various corporate boards of directors and has extensive operational knowledge as a result of his experience as a senior executive officer of major corporations. As a result of these and other professional experiences, our Board has concluded that Mr. DiVito is qualified to serve as a director.

Molly Zhang has served as a member of our Board since March 2021. Ms. Zhang has served in various leadership positions with Orica Limited (ASX:ORI), a global mining services company, from 2011 to 2016, most recently as Vice President of Asset Management from 2015 to 2016. Ms. Zhang served in various positions with Dow, Inc. (NYSE:DOW) from 1989 to 2011, most recently as Managing Director, SCG-Dow Group from 2009 to 2011 and as Vice President for Dow’s Technology Licensing and Catalyst business from 2006 to 2009. Ms. Zhang is currently on the boards of Enerkem, a privately-held cleantech company in Montreal, Canada, and Gates Industrial Corporation (NYSE: GTES), a manufacturer of highly engineered industrial products in Denver, Colorado. She is also a member of the supervisory board of GEA Group (DAX: G1A), a global process technology, engineering and manufacturing company, in Duesseldorf, Germany.

Ms. Zhang has extensive managerial, operational and financial experience, as well as service on various corporate boards of directors. As a result of these and other professional experiences, our Board has concluded that Ms. Zhang is qualified to serve as a director.

Edward Smith has served as a member of our Board since March 2021. Mr. Smith has served as President and Chief Executive Officer, and as a member of the board of directors, of SMTC Corporation (NASDAQ: SMTX) since February 2017. Mr. Smith has extensive experience in the electronic manufacturing services, or EMS, industry and the electronic components distribution industry. He served as a member of the board of advisors of Zivelo, Inc., a position he held from 2015 to 2019. Most recently, Mr. Smith served as Senior Vice President of Global Embedded Solutions at Avnet, Inc. during 2016 and as President of Avnet Electronics Marketing Americas from February 2009 to March 2016. Mr. Smith worked in many positions during his tenure at Avnet, Inc., which began in 1994. From 2002 to 2004, Mr. Smith served as President and Chief Executive Officer of SMTEK International, Inc., a tier II manufacturer in the EMS industry. From 2009 to 2017, Mr. Smith served as a board member of the Electronic Components Industry Association. Mr. Smith is also the founder and Chief Executive Officer of We Will Never Forget Foundation, Inc., a nonprofit organization that supports first responders through gifts to other charitable organizations.

Mr. Smith has extensive managerial, operational and financial experience, as well as service on various corporate boards of directors. As a result of these and other professional experiences, our Board has concluded that Mr. Smith is qualified to serve as a director.

CORPORATE GOVERNANCE

Board Composition

Our Board may establish the authorized number of directors from time to time by resolution. Our Board currently consists of five (5) authorized members. During the year ended December 31, 2020, our Board met seven times. All of our Board members attended at least 75% of the aggregate of all Board meetings and all meetings of the Board committees upon which they served while they were on the Board during fiscal 2020. Our Board does not have a policy regarding Board members’ attendance at meetings of our stockholders and five members of our Board attended our prior year’s annual meeting of stockholders.

Generally, under the listing requirements and rules of the Nasdaq Stock Market, independent directors must comprise a majority of a listed company’s board of directors. Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Our Board has determined that, other than Mr. Cotton, by virtue of his executive officer position, none of our director nominees has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making this determination, our Board considered the current and prior relationships that each nonemployee director nominee has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each nonemployee director nominee. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq Stock Market rules, as of the date of this Proxy Statement.

Director Resignation Policy

On September 21, 2018, the Board adopted the Director Resignation Policy, whereby, commencing with respect to our 2020 annual meeting (and at each subsequent annual meeting of the Company’s stockholders at which directors of the Company are to be elected), any director who fails to receive a majority of the votes cast by the Company’s stockholders at such meeting “for” his or her election as a Company director immediately shall (after the final tabulation and certification by the Company’s inspector of elections of voting results), tender his or her resignation to the Nominating and Corporate Governance Committee or Nominating Committee, for its consideration and acceptance or rejection.

The Board adopted the Director Resignation Policy to address the situation in which a nominee for the Board is elected to the Board in an uncontested election despite receiving more votes “withheld” from or “against” his or her election than votes “for” his or her election (a “majority withheld vote”). For purposes of the policy, an “uncontested election” is any election of Company directors in respect of which the number of director nominees for election is less than or equal to the number of directors to be elected.

By accepting a nomination for election and agreeing to serve as a director of the Company in any uncontested election of Company directors, each nominee agrees that if he or she receives a majority withheld vote in any such election, such director promptly shall tender to the Board an offer of his or her resignation as a Company director following certification of the stockholder vote by the inspector(s) of election at the meeting for such uncontested election. Any director who offers his or her resignation pursuant to this policy will not participate in any discussions, deliberations or actions by either the Nominating Committee or the full Board with respect to his or her own resignation offer, but will otherwise continue to serve as a director unless and until such resignation is accepted and effective.

The Nominating Committee will duly consider and recommend to the full Board whether to accept or reject the resignation offer received from each director who received a majority withhold vote. Following the recommendation of the Nominating Committee, the independent members of the Board will make a determination of the action to take with respect to the offer of resignation, not later than the 90th day immediately succeeding the date of the written certification of the shareholder vote by said inspector(s) of election. The Nominating Committee and the Board will evaluate any such tendered offer of resignation, in accordance with their fiduciary duties to, and in furtherance of the best interests of, the Company and its stockholders. The Board may accept or reject the offer of resignation, or it may decide to pursue additional actions, including, without limitation, the following:

●	allow the director to remain on the Board and continue to serve but not be nominated for re-election to the Board at the next election of directors;

●

defer the acceptance of the resignation until the director vacancy the resignation will create can be filled by the Board with a replacement/successor director meeting all the necessary qualifications and criteria for Company directors and/or satisfying other legal and regulatory requirements with respect to the composition of the Board (for purposes of illustration, such as “independence” requirements established by Securities and Exchange Commission regulations or securities exchange listing requirements); or

●

defer the acceptance of the resignation if it is determined that the underlying cause of the majority withheld vote can be cured by the director or otherwise within a specified period of time (for purposes of illustration, if the majority withhold vote was due to the relevant director receiving such vote serving on the board of directors of another entity, by resigning from such other board).

The Board’s decision will be disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission within four business days after the decision. If the Board has decided to reject the tendered resignation, or to pursue any additional action other than accepting the tendered resignation (as described above or otherwise), then the Current Report on Form 8-K will fully disclose the Board’s reasons for doing so.

Committees of the Board of Directors

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of our committees operates under a written charter, a copy of which is available at our investor relations website located at https://ir.aquametals.com.

Audit Committee

Our Audit Committee consists of Vincent L. DiVito, S. Shariq Yosufzai, and Molly Zhang, with Mr. DiVito serving as Chairperson. The composition of our Audit Committee meets the requirements for independence under current Nasdaq Stock Market listing standards and SEC rules and regulations. Each member of our Audit Committee meets the financial literacy requirements of the Nasdaq Stock Market listing standards. Mr. DiVito is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act. Our Audit Committee will, among other things:

●	select a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
●

discuss the scope and results of the audit with the independent registered public accounting firm, and review, with management and the independent registered public accounting firm, our interim and year-end operating results;

●	develop procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
●	review our policies on risk assessment and risk management;
●	review related-party transactions; and
●	approve (or, as permitted, pre-approve) all audit and all permissible nonaudit services, other than de minimis nonaudit services, to be performed by the independent registered public accounting firm.

Our Audit Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market. During the year ended December 31, 2020, our Audit Committee met four times.

Compensation Committee

Our Compensation Committee consists of S. Shariq Yosufzai, Vincent L. DiVito and Edward Smith, with Mr. Yosufzai serving as Chairperson. The composition of our Compensation Committee meets the requirements for independence under the Nasdaq Stock Market listing standards and SEC rules and regulations. Each member of the Compensation Committee is also a nonemployee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, as amended, or the Code. The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to compensation of our executive officers. Our Compensation Committee will, among other things:

●	review, approve and determine the compensation of our executive officers;
●	administer our stock and equity incentive plans;
●	make recommendations to our Board regarding director compensation and the establishment and terms of incentive compensation and equity plans; and
●	establish and review general policies relating to compensation and benefits of our employees.

Our chief executive officer may, from time to time, provide input and recommendation to our Compensation Committee concerning the compensation of our other executive officers. Our chief executive officer may also, from to time, attend Compensation Committee meetings, but he is not present during the Committee’s deliberations regarding executive officer compensation. From time to time, our Compensation Committee may use an independent consultant in considering compensation policies and programs for executive officers, however our Compensation Committee did not engage an independent consultant during fiscal 2020. Our Compensation Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market. During the year ended December 31, 2020, our Compensation Committee met seven times.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of S. Shariq Yosufzai, Vincent L. DiVito, Molly Zhang and Edward Smith, with Mr. Yosufzai serving as Chairperson. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under Nasdaq Stock Market listing standards and SEC rules and regulations. Our Nominating and Corporate Governance Committee will, among other things:

●	identify, evaluate and make recommendations to our Board regarding nominees for election to our board of directors and its committees;
●	evaluate the performance of our Board and of individual directors;
●	consider and make recommendations to our Board regarding the composition of our Board and its committees;
●	review developments in corporate governance practices;
●	evaluate the adequacy of our corporate governance practices and reporting;
●	assist in the development of our executive officers;
●	develop and oversee a plan for succession to the position of Chief Executive Officer and other senior management positions; and
●	develop and make recommendations to our Board regarding corporate governance guidelines and matters.

Our Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age, and having the highest personal integrity and ethics. The committee also considers such factors as diversity, an individual’s business experience and skills, independence, judgment, integrity and ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with our Company’s interests. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of our company, and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills, and such other factors as it deems appropriate, given the current needs of the Board and our Company, to maintain a balance of knowledge, experience, and capability. Our Nominating and Corporate Governance Committee conducts an annual assessment of the Committee’s charter and the performance of the committee under the charter and the above standards.

Our Nominating and Corporate Governance Committee will consider for directorship candidates nominated by third parties, including stockholders. However, at this time, our Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating and Corporate Governance committee believes that it is in the best position to identify, review, evaluate, and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board. For a third party to suggest a candidate, one should provide our corporate secretary, Judd Merrill, with the name of the candidate, together with a brief biographical sketch and a document indicating the candidate’s willingness to serve if elected.

The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing requirements and rules of the Nasdaq Stock Market. During the year ended December 31, 2020, our Nominating and Corporate Governance Committee met once.

Board Leadership Structure and Role in Risk Oversight

While we have not adopted a formal policy on whether the chairman and chief executive officer positions should be separate or combined, our Board has appointed S. Shariq Yosufzai to serve as Non-Executive Chairman and the lead independent director of the Board in order to effectively separate the roles of chairman and chief executive officer. Our Board has an active role in overseeing our areas of risk. While the full Board has overall responsibility for risk oversight, the Board has assigned certain areas of risk primarily to designated committees, which report back to the full Board.

Process for Stockholders to Send Communications to our Board of Directors

Because we have always maintained open channels of communication with our stockholders, we do not have a formal policy that provides a process for stockholders to send communications to our Board. However, if a stockholder would like to send a communication to our Board, please address the letter to the attention of our corporate secretary, Judd Merrill, and it will be distributed to each director.

Compensation Committee Interlocks and Insider Participation

None of our independent directors, S. Shariq Yosufzai, Vincent L. DiVito, Molly Zhang or Edward Smith, is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board.

Employee, Officer and Director Hedging

We have adopted a policy that no director, officer, employee or consultant of the Company may engage in any short term or speculative transactions involving securities of the Company. These prohibited speculative transactions include short sales, publicly traded options, hedging transactions, margin accounts and pledged securities, and standing and limit orders.

Code of Conduct

We have adopted a code of conduct for all employees, including the chief executive officer, principal financial officer and principal accounting officer or controller, and/or persons performing similar functions, which is available on our website, under the link entitled “Code of Conduct”.

Limitation of Liability of Directors and Indemnification of Directors and Officers

The Delaware General Corporation Law provides that corporations may include a provision in their certificate of incorporation relieving directors of monetary liability for breach of their fiduciary duty as directors, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. Our Amended and Restated Certificate of Incorporation provides that directors are not liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. In addition to the foregoing, our Amended and Restated Bylaws provide that we may indemnify directors, officers, employees or agents to the fullest extent permitted by law and we have agreed to provide such indemnification to each of our directors.

The above provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and in the written indemnity agreements may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty, even though such an action, if successful, might otherwise have benefited us and our stockholders. However, we believe that the foregoing provisions are necessary to attract and retain qualified persons as directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Armanino LLP (which we refer to as “Armanino”) as our independent registered public accounting firm for the year ending December 31, 2021, and our Board has directed that management submit the appointment of Armanino as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. A representative of Armanino is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Armanino as our independent registered public accountants is not required by our Amended and Restated Bylaws or otherwise. However, our Board is submitting the appointment of Armanino to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Armanino. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accountant at any time during the year if the Audit Committee determines that such a change would be in the Company’s and our stockholders’ best interests.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ARMANINO LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

Fees Incurred for Services by Principal Accountant

The following table sets forth the aggregate fees billed to us for services rendered to us for the years ended December 31, 2020 and 2019 by our independent registered public accounting firm, Armanino LLP, for the audit of our consolidated financial statements for the years ended December 31, 2020 and 2019, and assistance with the reporting requirements thereof, the review of our condensed consolidated financial statements included in our quarterly reports on Form 10-Q, the filing of our Form 8-K, and preparation of (Federal and State) Income Tax returns (in thousands).

	2020	2019
Audit Fees	$154	$244
Audit - Related Fees (1)	47	36
Tax Fees (2)	49	35
	$250	$315

(1) Includes fees related to equity offerings

(2) Includes fees related to annual tax return preparation

Pre-Approval Policies and Procedures

The Audit Committee has responsibility for selecting, appointing, evaluating, compensating, retaining and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established policies and procedures in its charter regarding pre-approval of any audit and non-audit service provided to the Company by the independent registered public accounting firm and the fees and terms thereof.

The Audit Committee considered the compatibility of the provision of other services by its registered public accountant with the maintenance of their independence. The Audit Committee approved all audit and non-audit services provided by Armanino in 2020 and 2019.

Audit Committee Report

The Audit Committee issued the following report for inclusion in this Proxy Statement and our 2020 Annual Report:

●

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2020 with management of Aqua Metals, Inc. and with Aqua Metals, Inc.’s independent registered public accounting firm, Armanino LLP.

●

The Audit Committee has discussed with Armanino LLP those matters required by Auditing Standards No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

●

The Audit Committee has received and reviewed the written disclosures and the letter from Armanino LLP required by the PCAOB regarding Armanino LLP’s communications with the Audit Committee concerning the accountant’s independence, and has discussed with Armanino LLP its independence from Aqua Metals, Inc. and its management.

Based on the review and discussions referenced to in paragraphs 1 through 3 above, the Audit Committee recommended to our Board that the audited consolidated financial statements for the year ended December 31, 2020 be included in the Annual Report on Form 10-K for that year for filing with the SEC.

AUDIT COMMITTEE
Vincent L. DiVito
S. Shariq Yosufzai
Molly Zhang

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

Under Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, commonly referred to as a “say-on-pay vote.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers disclosed in the “Executive Officers and Compensation” section of this Proxy Statement. The Company believes that its compensation policies and decisions are aligned with our stockholders’ interests, and that the compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, our Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on our Board, the Compensation Committee, or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting.  Subject to the stockholders’ indication, on an advisory basis, that the stockholder advisory vote on executive compensation be conducted every year (see, Proposal No. 4), and unless the Board decides otherwise with respect to the frequency of soliciting say-on-pay votes, we expect that the next say-on-pay vote will be at the 2022 Annual Meeting of Stockholders.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF

STOCKHOLDER ADVISORY VOTES ON COMPENSATION

Introduction

Under Section 14A of the Exchange Act, the Company’s stockholders are entitled, at least once every six years, to indicate their preference regarding how frequently the Company should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement. Accordingly, we are asking our stockholders to indicate whether they would prefer an advisory vote every one year, two years, or three years. Alternatively, stockholders may abstain from casting a vote.

After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of our named executive officers be submitted to our stockholders every “One Year.”

The Board believes that an annual advisory vote on the compensation of our named executive officers is the most appropriate policy for us at this time. While our executive compensation program is designed to promote the creation of stockholder value over the long term, the Board recognizes that executive compensation disclosures are made annually, and holding an annual advisory vote on the compensation of our named executive officers provides us with more direct and immediate feedback on our executive compensation program and disclosures. However, stockholders should note that because the advisory vote occurs well after the beginning of the compensation year, and because certain elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in some cases it may not be appropriate or feasible to change our compensation plans and arrangements for our executive officers in consideration of any single year’s advisory vote by the time of the following year’s Annual Meeting of Stockholders.

Accordingly, the Board is asking our stockholders to indicate their preferred voting frequency by voting for every one year, two years, or three years or abstaining from voting on this proposal. While the Board believes that its recommendation is appropriate at this time, our stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of our compensation practices for our named executive officers should be held every one year, two years, or three years. The option among those choices that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be deemed to be the frequency preferred by our stockholders.

The Board and the Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, the Board will consider our stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and therefore not binding on the Board or the Company, the Board may decide that it is in the best interests of our stockholders that we hold an advisory vote on the compensation of our named executive officers more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or the Board.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EVERY “ONE YEAR” FOR PROPOSAL NO. 4.

PROPOSAL NO. 5

APPROVE AN ADJOURNMENT OF THE ANNUAL MEETING, IF

NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT

SUFFICIENT VOTES IN FAVOR OF PROPOSALS 1, 2 or 3

Introduction

As described above, our Board has recommended the election of five (5) directors to serve for the ensuing year as members of the Board (Proposal 1), the ratification of the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2) and the approval, on an advisory basis, of the compensation of our named executive officers in this Proxy Statement (Proposal 3). In furtherance of these recommendations, we are asking our stockholders to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1, 2 or 3.

Proposal 5, to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1, 2 or 3 will require the affirmative vote of a majority of the votes cast at the Annual Meeting with respect to such matter by the holders of our common stock as of the record date.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN ADJOURNMENT OF

THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE

NOT SUFFICIENT VOTES IN FAVOR OF PROPOSALS 1, 2 OR 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 24, 2021 by:

●	each person who is known by us to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;
●	each of our directors, director nominees and executive officers; and
●	all directors, director nominees and executive officers as a group.

The beneficial ownership of each person was calculated based on 67,755,336 common shares issued and outstanding as of March 24, 2021. The SEC has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it, but also if he has the power (solely or shared) to vote, sell or otherwise dispose of the share. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days, pursuant to the exercise of options or warrants or the conversion of notes, debentures or other indebtedness. Two or more persons might count as beneficial owners of the same share. Unless otherwise indicated, the address for each reporting person is 2500 Peru Dr., McCarran, Nevada 89437.

Name of Director, Executive Officer or Director Nominees	Number of Shares		Percentage Owned

Stephen Cotton	2,301,880	(1)	3%
Vincent L. DiVito	197,967	(2)	*
S. Shariq Yosufzai	60,610	(3)	*
Judd Merrill	573,478	(4)	1%
Molly Zhang	-		*
Edward Smith	-		*
Directors, nominees and executive officers as a group	3,133,935		5%

* Less than 1%.

Name and Address of 5% + Holders	Number of Shares	Percentage Owned

None.

(1)

Represents 1,635,213 shares of common stock, including 420,000 restricted shares of common stock subject to forfeiture, and 666,667 shares of common stock issuable upon presently exercisable stock options.

(2)	Represents 143,788 shares of common stock, including 4,335 RSUs subject to forfeiture, and 54,179 shares of common stock issuable upon presently exercisable stock options.
(3)	Represents 60,610 shares of common stock, including 6,503 RSUs subject to forfeiture.
(4)

Represents 488,448 shares of common stock, including 83,333 restricted shares of common stock subject to forfeiture, and 83,333 shares of common stock issuable upon presently exercisable stock options.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

The following sets forth information regarding the current executive officers of the Company. Biographical information pertaining to Stephen Cotton, who is both a director and an executive officer of the Company, may be found in the section above entitled “Proposal No. 1, Election of Directors-Information About Director Nominees.”

Name	Age	Position

Stephen Cotton	54	President, Chief Executive Officer and Director
Judd Merrill	50	Chief Financial Officer

Judd Merrill has served as our Chief Financial Officer since November 8, 2018. From April 2017 to August 2018, Mr. Merrill served as Director of Finance/Accounting of Klondex Mines Ltd., (NYSE:KLDX), an international mining company acquired by Hecla Mining Company (NYSE:HL) in July 2018. From December 2011 to April 2017, Mr. Merrill served as Chief Financial Officer of Comstock Mining, Inc. (NYSE-MKT: LODE), a Nevada-based mining company. From April 2008 to December 2011, Mr. Merrill served as Controller and Treasurer for Fronteer Gold, Inc. (TSE:FRG), a gold exploration company acquired by Newmont Mining Corp (NYSE:NEM). Mr. Merrill began his career at Deloitte & Touche LLP and spent six years working in broader financial accounting, reporting and internal controls. Mr. Merrill holds a Bachelor of Science in accounting from Central Washington University and he received an M.B.A. from the University of Nevada, Reno and is a licensed CPA.

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to those persons who served as our chief executive officer during 2020 and our two other highest paid executive officers for the years ended December 31, 2020 and 2019 (in thousands).

					Stock		Option		All Other
Name and		Salary	Bonus		Awards (1)		Awards (2)		Compensation		Total
Principal Position	Year	($)	($)		($)		($)		($)		($)

Stephen Cotton,	2020	450	563	(3)	1,902	(7)	-		186		3,101
President and Chief Executive	2019	450	315	(4)	317		2,099	(9)	104	(10)	3,285
Officer

Judd Merrill,	2020	300	225	(5)	630	(8)	-		125		1,305
Chief Financial Officer	2019	291	162	(6)	26		525		35		1,039

(1)

Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each restricted common stock award computed in accordance with the provisions of FASB ASC Topic 718 (using the closing price of our common stock on the date of grant). Assumptions used in the calculation of these amounts are included in Note 13, Stockholders’ Equity, of our audited consolidated financial statements for the year ended December 31, 2020.

(2)

Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the values of the options as of the grant date in accordance with provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 13, Stockholders’ Equity, of our audited consolidated financial statements for the year ended December 31, 2020.

(3)	Represents the dollar amount of Mr. Cotton’s 2020 annual bonus.
(4)	Represents the dollar amount of Mr. Cotton’s 2019 annual bonus. Mr. Cotton received his bonus in 700,000 shares of common stock. The number of shares calculated based on $315,000 multiplied by $0.45.
(5)	Represents the dollar amount of Mr. Merrill’s 2020 annual bonus.
(6)

Represents the dollar amount of Mr. Merrill’s 2019 annual bonus. Mr. Merrill received his bonus in 360,000 shares of common stock. The number of shares calculated based on $162,000 multiplied by $0.45.

(7)

Included are the following equity grants made to Mr. Cotton during 2020, 1,687,500 restricted stock units as part of Mr. Cotton’s 2019 bonus, 630,000 restricted shares as part of the option exchange that took place on March 23, 2020 and 969,828 restricted stock units as part of Mr. Cotton’s 2020 bonus.

(8)

Included are the following equity grants made to Mr. Merrill during 2020, 637,500 restricted stock units as part of Mr. Merrill’s 2019 bonus, 125,000 restricted shares as part of the option exchange that took place on March 23, 2020 and 323,276 restricted stock units as part of Mr. Merrill’s 2020 bonus.

(9)	Options granted as result of Mr. Cotton’s promotion to CEO.
(10)	Includes reimbursement for relocation expense.

Narrative Disclosure to Summary Compensation Table

Cotton Employment Agreement

In May 2018, we entered into an executive employment agreement with our President and Chief Executive Officer, Stephen Cotton, which provides for an annual salary of $410,000, eligibility for a performance-based bonus, reasonable and customary health insurance and other benefits, at our expense, and a severance payment in the amount of his annual salary and related benefits in the event of our termination of his employment without cause or his resignation for good reason. The employment agreement provides for intellectual property assignment and confidentiality provisions that are customary in our industry. Concurrent with the execution of his employment agreement, Mr. Cotton was granted options to purchase up to 840,000 shares of the Company’s common stock. Options to purchase 420,000 common shares are exercisable over a five-year period at an exercise price of $3.00 per share. Options to purchase 210,000 common shares are exercisable over a five-year period at an exercise price of $5.00 per share and options to purchase 210,000 common shares are exercisable over a five-year period at an exercise price of $7.00 per share. The options vest in 1/36th increments during each of the first 12 months following the date of grant and thereafter the options vest in one-third increments on the second and third anniversary of the date of grant. The options are issued subject to the terms and conditions of the Company’s Amended and Restated 2014 Stock Incentive Plan.

Effective as of February 25, 2019, we amended the employment agreement with Mr. Cotton, to increase Mr. Cotton’s salary to $450,000 per year, effective as of January 7, 2019. We also agreed to provide Mr. Cotton with a change-in-control payment equal to twice his then annual salary and target annual bonus amount in the event of his termination without cause or his resignation for good reason following a change-in-control of Aqua Metals. At the same time, we granted Mr. Cotton a non-incentive stock option to purchase up to 1,260,000 shares of our common stock, with 420,000 options vesting on the one-year anniversary of the grant and exercisable at $3.08 per share, 420,000 options vesting on the two-year anniversary of the date of grant and exercisable at $3.68 per share and 420,000 options vesting on the three-year anniversary of the date of grant and exercisable at $4.18 per share.

On March 23, 2020, the Compensation Committee of our Board approved an exchange of the 1,260,000 options granted to Mr. Cotton in 2019 for shares of our common stock. We agreed to grant Mr. Cotton one share of common stock, or 630,000 common shares, under our 2019 Stock Incentive Plan, or 2019 Plan, in exchange for every two options returned for cancellation. The common shares issued to Mr. Cotton were issued as restricted shares pursuant to a Restricted Stock Agreement. The shares are subject to forfeiture in the event of Mr. Cotton’s discontinuation of service to our Company for any reason. The risk of forfeiture will pass as to the restricted shares in three equal installments on each of the first three anniversaries of the date of grant.

On March 23, 2020, the Compensation Committee of our Board also approved a bonus to Mr. Cotton in the form of 1,687,500 restricted stock units, or RSUs, granted under the 2019 Plan. The RSUs were issued pursuant to a Restricted Stock Unit Award Agreement pursuant to which Mr. Cotton will receive one share of our common stock upon settlement of each RSU. The RSUs will settle in six equal semi-annual installments over a three-year period, subject to Mr. Cotton’s continuation of service to our Company.

On December 16, 2020, the Compensation Committee of our Board also approved a bonus to Mr. Cotton in the form of 969,828 restricted stock units, or RSUs, granted under the 2019 Plan. The RSUs were, issued pursuant to a Restricted Stock Unit Award Agreement pursuant to which Mr. Cotton will receive one share of our common stock upon settlement of each RSU. The RSUs will settle in six equal semi-annual installments over a three-year period, subject to Mr. Cotton’s continuation of service to our Company.

Merrill Employment Agreement

In November 2018, we entered into an executive employment agreement with our Chief Financial Officer, Judd Merrill, which provides for an annual salary of $275,000, eligibility for a performance-based bonus with a guaranteed bonus of $50,000 for the 2018 calendar year, reasonable and customary health insurance and other benefits, at our expense, and a severance payment in the amount of six months of his annual salary and related benefits in the event of our termination of his employment without cause or his resignation for good reason. The employment agreement provides for intellectual property assignment and confidentiality provisions that are customary in our industry. Concurrent with the execution of his employment agreement, Mr. Merrill was granted options to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $2.25 per share, with the options vesting over a three-year period from the date of grant. The options are issued subject to the terms and conditions of the Company’s Amended and Restated 2014 Stock Incentive Plan.

Effective as of February 25, 2019, we also agreed to amend the employment agreement with Mr. Merrill to provide Mr. Merrill with a change-in-control payment equal to 150% of his then annual salary and target annual bonus amount in the event of his termination without cause or his resignation for good reason following a change-in-control of Aqua Metals.

On March 23, 2020, the Compensation Committee of our Board approved an exchange of the 250,000 options previously granted to Mr. Merrill under the 2019 Plan for shares of our common stock. We agreed to grant Mr. Merrill one share of common stock, or 125,000 common shares, under 2019 Plan in exchange for every two options returned for cancellation. The options returned for cancellation had exercises prices ranging from $3.79 per share to $4.89 per share. The common shares issued to Mr. Merrill were issued as restricted shares pursuant to a Restricted Stock Agreement. The shares are subject to forfeiture in the event of Mr. Merrill’s discontinuation of service to our Company for any reason. The risk of forfeiture will pass as to the restricted shares in three equal installments on each of the first three anniversaries of the date of grant.

On March 23, 2020, the Compensation Committee of our Board also approved a bonus to Mr. Merrill in the form of 637,500 RSUs granted under the 2019 Plan. The RSUs were issued pursuant to a Restricted Stock Unit Award Agreement pursuant to which Mr. Merrill will receive one share of our common stock upon settlement of each RSU. The RSUs will settle in six equal semi-annual installments over a three-year period, subject to Mr. Merrill’s continuation of service to our Company.

On December 16, 2020, the Compensation Committee of our Board also approved a bonus to Mr. Merrill in the form of 323,276 restricted stock units, or RSUs, granted under the 2019 Plan. The RSUs were issued pursuant to a Restricted Stock Unit Award Agreement pursuant to which Mr. Merrill will receive one share of our common stock upon settlement of each RSU. The RSUs will settle in six equal semi-annual installments over a three-year period, subject to Mr. Merrill’s continuation of service to our Company.

Effective as of January 22, 2021, we amended the employment agreement with Mr. Merrill, to increase Mr. Merrill’s salary to $330,000 per year.

Potential Payments upon Termination

As noted above, the employment agreements for Messrs. Cotton and Merrill entitle each officer to a severance payment and related benefits in the event of our termination of their employment without cause or their resignation for good reason. In such an event. Mr. Cotton will receive a severance payment in the amount of his annual salary and Mr. Merrill will receive a severance payment in the amount of 50% of his annual salary.

If a qualifying involuntary termination had occurred on December 31, 2020, Messrs. Cotton and Merrill would have been eligible to receive the following amounts:

		Health
	Base	Insurance
	Salary	Premiums (1)	Total
Name	($)	($)	($)

Stephen Cotton	450	28	$478
Judd Merrill	150	14	$164

(1)	Calculated using the monthly COBRA amount based on health insurance elections at December 31, 2020.

Outstanding Equity Awards at December 31, 2020

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying				Number of	Market value of
	Unexercised	Unexercised	Option		Option	Units of Stock	Units of Stock
	Options	Options	Exercise		Expiration	that have not	that have not
Name	Exercisable	Unexercisable	Price		Date	vested	vested

Stephen Cotton	280,000	140,000	$3.00	(1)	5/2/23
	140,000	70,000	$5.00	(1)	5/2/23
	140,000	70,000	$7.00	(1)	5/2/23
	232,461	—	$1.88	(2)	1/4/21
						55,278	$165,834	(5)
						630,000	$1,890,000	(6)
						1,406,250	$4,218,750	(7)
						969,828	$2,909,484	(8)

Judd Merrill	69,444	30,556	$2.25	(3)	11/8/23
	46,725	—	$1.88	(4)	1/4/21
	9,973	—	$1.88	(4)	1/4/21
						6,948	$20,844	(9)
						125,000	$375,000	(10)
						531,250	$1,593,750	(11)
						323,276	$969,828	(12)

(1)

These options were awarded on May 2, 2018. The options vest in 1/36th increments during each of the first 12 months following the date of grant and thereafter the options vest in one-third increments on the second and third anniversary of the date of grant.

(2)	These options were awarded on January 4, 2019. The options were 100% vested on the award date. The options were exercised on March 2, 2021.
(3)	This option was awarded on November 11, 2018. 1/3rd of the option vests on November 8, 2019 and 1/36th of the option vests monthly thereafter.
(4)	These options were awarded on January 4, 2019. The options were 100% vested on the award date. The options were exercised on March 2, 2021.
(5)	These Restricted Stock Units (RSUs) were awarded on January 4, 2019. The RSUs vest in six equal semi-annual installments over a three-year period.
(6)	These Restricted Shares were awarded on March 23, 2020. The Restricted Shares vest in three equal annual installments.
(7)	These RSUs were awarded on March 23, 2020. The RSUs vest in six equal semi-annual installments over a three-year period.
(8)	These RSUs were awarded on December 16, 2020. The RSUs vest in six equal semi-annual installments over a three-year period.
(9)	These RSUs were awarded on January 4, 2019. The RSUs vest in six equal semi-annual installments over a three-year period.
(10)	These Restricted Shares were awarded on March 23, 2020. The Restricted Shares vest in three equal annual installments.
(11)	These RSUs were awarded on March 23, 2020. The RSUs vest in six equal semi-annual installments over a three-year period.
(12)	These RSUs were awarded on December 16, 2020. The RSUs vest in six equal semi-annual installments over a three-year period.

Compensation of Directors

We do not compensate any of our executive directors for their service as a director and we have not adopted any policies or plans with regard to the compensation of our independent directors. However, in February 2019, our Board adopted the following director compensation policy:

●

The Chairman will receive an annual fee of $180,000; each director other than the Chairman will receive an annual fee of $120,000; each Committee person other than the Committee Chair will receive an annual fee of $7,500 per Committee position, except for the Audit Committee position who shall be paid $10,000 annually; and each Committee Chair will receive an annual fee of $10,000 per Chair, except for the Chair of the Audit Committee who shall be paid $15,000 annually.

●

An annual grant of $75,000 worth of stock options to the Chairman, $60,000 worth of stock options to the Audit Committee Chairman and $50,000 worth of stock options to all other independent directors. The 2020 annual grant amounts were reduced by 10% and made payable in cash.

●

Effective February 2019, all director compensation (excluding Committee fees, which shall be paid entirely in cash) shall be payable one-half in cash and one-half in restricted stock units, or RSUs, payable in arrears at the end of each quarter, with all RSUs to be valued on the first date of the quarter.

The following table sets forth the compensation we paid to our independent directors during the year ended December 31, 2020. In reviewing the table, please note that:

•	Molly Zhang and Edward Smith did not serve as directors during 2020;
•	Susanne L. Meline resigned as a member of the Board on April 8, 2020;
•	Gayle J. Gibson retired as a member of the Board on May 19, 2020; and
•	Sushil “Sam” Kapoor resigned as a member of the Board on May 19, 2020.

	Fees Earned or Paid in	Option Awards (1)	Stock Awards (2)	All Other Compensation (3)	Total
Name	Cash ($)	($)	($)	($)	($)
S. Shariq Yosufzai	120	-	88	68	$276
Vincent DiVito	90	-	59	54	$203
Sushil Kapoor	44	-	29	11	$84
Gayle J. Gibson	38	-	29	11	$78
Susanne L. Meline	19	-	15	-	$34

(1)

The dollar amounts in Option Awards column above reflect the values of options as of the grant date in accordance with ASC 718, Compensation-Stock Compensation and, therefore, do not necessarily reflect actual benefits received by the individuals. Assumptions used in the calculation of these amounts are included in Note 13 to our audited consolidated financial statements for the year ended December 31, 2020.

(2)

Amounts shown in this column do not reflect dollar amounts actually received by our directors. Instead, these amounts reflect the aggregate grant date fair value of each restricted common stock award computed in accordance with the provisions of FASB ASC Topic 718 (using the closing price of our common stock on the date of grant). Assumptions used in the calculation of these amounts are included in Note 13, Stockholders’ Equity, of our audited consolidated financial statements for the year ended December 31, 2020.

(3)	The 2020 annual grant amounts were reduced by 10% and were paid in cash during May 2020.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions, Promoters and Director Independence

On February 15, 2021, we entered into a series of definitive agreements with LINICO Corporation, a Nevada corporation, or LiNiCo, pursuant to which we leased, with an option to purchase, our recycling facility at the Tahoe Reno Industrial Center, or TRIC, located in McCarran, Nevada, and acquired an approximate 11% equity interest in LiNiCo. Comstock Mining Inc., a Nevada corporation (NYSE-MKT: LODE), is the beneficial owner of approximately 50% of the common shares of LiNiCo. Our Chief Financial Officer, Judd Merrill, is a member of the board of directors of Comstock Mining.

Pursuant to the Industrial Lease Agreement with LiNiCo dated February 15, 2021, we have leased to LiNiCo our 136,750 square foot recycling facility at TRIC. The lease commenced April 1, 2021 and expires on March 31, 2023. During the lease term, LiNiCo has the option to purchase the land and facilities at a purchase price of $14.25 million if the option is exercised and the sale is completed by October 1, 2022 and $15.25 million if the option is exercised and the sale is completed after October 1, 2022 and prior to March 31, 2023. The purchase option is subject to LiNiCo’s payment of a nonrefundable deposit of $1.25 million by October 15, 2021 and a second nonrefundable deposit of $2 million by November 22, 2022, both of which will be applied towards the purchase price. The lease agreement is a triple-net lease pursuant to which LiNiCo’s will be responsible for all fixed costs, including maintenance, utilities, insurance, and property taxes. The lease agreement provides for LiNiCo’s monthly lease payments starting at $68,000 per month and increasing to $100,640 in the last six months of the lease. The lease agreement allows us to retain the use of a portion of the facility for our ongoing research and development activities, including operation of the lab and the use of office space.

Pursuant to a Series A Preferred Stock Purchase Agreement with LiNiCo, we issued 375,000 shares (“Aqua Shares”) of our common stock in consideration of LiNiCo’s issuance 1,500 shares of its Series A Preferred Stock, at a stated aggregate value of $1,500,000, along with a three-year warrant (“Series A Warrant”) to purchase an additional 500 shares of LiNiCo Series A Preferred Stock at an exercise price of $1,000 per share. The 1,500 shares of the Series A Preferred Stock represents approximately 11% of LiNiCo common stock on a fully diluted basis, before giving effect to our exercise of the Series A Warrant or any other outstanding warrants of LiNiCo. In the event that LiNiCo’s sale of the initial 281,250 of the Aqua Shares results in net proceeds to LiNiCo of less than $1,500,000, we will be required to pay LiNiCo the difference in cash. If the sale of the 281,250 Aqua Shares results in net proceeds to LiNiCo of more than $1,500,000, such excess proceeds shall be applied to the exercise of our Series A Warrant. The balance of the 93,750 Aqua Shares will be held by LiNiCo for six months after the closing, and if the net proceeds received by LiNiCo from the sale of the 93,750 Aqua Shares, plus the net proceeds from the sale of the initial 281,250 of the Aqua Shares (including any shortfall payment by us), is greater than $2,000,000, such excess shall be paid back to us.

In connection with the investment transactions, we also entered into an Investors Rights Agreement and a Voting Agreement, each dated February 15, 2021, pursuant to which LiNiCo granted us customary demand and piggyback registration rights, information rights and the right to nominate one person to the LiNiCo board of directors as long as we are the owner of at least 10% of the LiNiCO common stock on a fully-diluted basis.

Since January 1, 2019, we have not entered into any other transactions where the amount exceeded $120,000 with any of our directors, officers, beneficial owners of five percent or more of our common shares, any immediate family members of the foregoing or entities of which any of the foregoing are also officers or directors or in which they have a material financial interest, other than the compensatory arrangements with our executive officers and directors described elsewhere in this Proxy Statement.

We have adopted a policy that any transactions with directors, officers, beneficial owners of five percent or more of our common shares, any immediate family members of the foregoing or entities of which any of the foregoing are also officers or directors or in which they have a financial interest, will only be on terms consistent with industry standards and approved by a majority of the disinterested directors of our board.

Stockholder Proposals and Director Nominations for 2022 Annual Meeting

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 10, 2021 to our Corporate Secretary at 2500 Peru Dr., McCarran, Nevada 89437, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, however, that if our 2022 Annual Meeting of Stockholders is held before April 11, 2022 or after June 10, 2022, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2022 Annual Meeting of Stockholders.

Pursuant to our Second Amended and Restated Bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2022 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, not later than the close of business on February 10, 2022 nor earlier than the close of business on January 11, 2022. However, if our 2022 Annual Meeting of Stockholders is not held between April 11, 2022 and June 10, 2022, to be timely, notice by the stockholder must be received no earlier than the close of business on the 120th day prior to the 2022 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2022 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2022 Annual Meeting of Stockholders is first made. You are also advised to review our Second Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

The chair of the 2022 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board for the 2022 Annual Meeting of Stockholders will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which we have not been provided with timely notice and (ii) any proposal made in accordance with our Second Amended and Restated Bylaws, if the 2022 proxy statement briefly describes the matter and how management’s proxy-holders intend to vote on it, and if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Aqua Metals, Inc., 2500 Peru Dr., McCarran, Nevada 89437, Attention: Investor Relations, or contact Investor Relations by telephone at (775) 525-1936. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Other Matters

We will also consider any other business that properly comes before the annual meeting, or any adjournment or postponement thereof. As of the record date, we are not aware of any other matters to be submitted for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, the persons named on the enclosed proxy card will vote the shares they represent using their best judgment.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by us under those statutes, the preceding Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than our Proxy Statement, notice and form of proxy, is not part of the proxy soliciting materials and is not incorporated herein by reference.

By Order of the Board of Directors

/s/ S. Shariq Yosufzai
Chairman of the Board of Directors

McCarran, Nevada
April 9, 2021

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 is available without charge upon written request to: Corporate Secretary, Aqua Metals, Inc., 2500 Peru Drive, McCarran, Nevada, 89437.

AQUA METALS, INC.
160 DENMARK DR.
MCCARRAN, NEVADA 89437

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 10, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/AQMS2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 10, 2021. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D50567-P56190

KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

DETACH AND RETURN THIS PORTION ONLY

**AQUA METALS, INC.**

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) S. Shariq Yosufzai
02) Stephen Cotton
03) Vincent L. DiVito
04) Molly Zhang
05) Edward Smith

| **The Board of Directors recommends you vote FOR proposals 2, 3, and 5.** | For | Against | Abstain |
|---|---|---|---|
| | ☐ | ☐ | ☐ |
| 2. To ratify the appointment of Armanino LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021. | ☐ | ☐ | ☐ |
| 3. To approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Proxy Statement. | ☐ | ☐ | ☐ |

| **The Board of Directors recommends you vote in favor of every "One Year" for the following proposal:** | One Year | Two Years | Three Years | Abstain |
|---|---|---|---|---|
| 4. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers. | ☐ | ☐ | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D50568-P56190

**AQUA METALS, INC.**
**Annual Meeting of Stockholders**
**May 11, 2021 11:00 AM EDT**
**This proxy is solicited by the Board of Directors**

The stockholders hereby appoint Stephen Cotton and Shariq Yosufzai, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Aqua Metals, Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM EDT on May 11, 2021, at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/AQMS2021 and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**